Exhibit 10.32
AMENDED AND RESTATED	Account No(s).
CUSTODY AGREEMENT

Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities,
Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you (a Client): When you open an account, we are required by
Federal law to ask for your name, street address, date of birth (for natural persons) and other information as required to identify you. This may include a request or requests for confirmatory information such as presentation of your driver's license and/or other document(s).

3. TAX CERTIFICATION.  By signing below, Client certifies under penalty of perjury that:
a. The number shown on this form is Client's correct taxpayer ID number;
b. Client is not subject to backup withholding because (i) Client is exempt from backup withholding, (ii) Client has not been notified by the Internal
Revenue Service (“IRS”) that Client is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified Client that Client is no longer subject to backup withholding; and
c. If Client is a natural person, Client is a U.S. person (including a U.S.
resident alien).

PLEASE PRINT, PREFERABLY WITH BLACK INK
(Cross out item "b" if the Client has been notified by the IRS that Client is currently subject to backup withholding because Client failed to report all interest or dividends on Client's tax return.)(IRS instructions will be provided upon request.)

1. ACCOUNT REGISTRATION. American Capital Strategies, Ltd.
Client's Name Birth Date (if applicable)	4. INCOME; DISBURSEMENT.
52-1451377	Reinvest or remit the income to Client as selected below:
Client's Social Security Number or Tax Identification Number
a. ☒ Reinvest
b. ☐Remit on a ☒ monthly ☐ quarterly ☐ semi-annually; and
     ☐ by depositing it to Client's checking account
      #____________________________________ with the Custodian
     ☐ by check to Client's address shown, or
c. ☐ other:
d.  Client directs Custodian to deduct and disburse from Client's account fees payable to __________________________________________ (Client's
“Service Provider”).

Joint Client's Name (if any) Birth Date (if applicable)

Joint Client's Social Security Number

If this is a joint account among natural persons, the joint account will be [please select one]: ☐ Joint Tenants With Right of Survivorship; ☐ Tenants by the Entireties (husband and wife only); or ☐ Tenants in Common.

5. SHAREHOLDER COMMUNICATIONS.  Client [please select one]
☒ objects or ☐ does not object to the Custodian disclosing Client's name, address and share position of Assets to the companies (or to their representatives) in which Client is a shareholder.

Client declares that it is a [please select one] ☐ natural person(s); ☒ domestic corporation, partnership or other entity; ☐ foreign corporation, partnership or other entity; ☐ trust or other fiduciary entity; or ☐ other
______________________________________________________________

6. CLIENT AUTHORIZATION; SIGNATURES REQUIRED.
a. For individuals:  If a joint account, for withdrawal, approval, revocation or other instructions: [check one] ☐ all signatures required
☐ one signature required

Client declares that it is exempt from federal income taxation [check if applicable] ☐
______________________________________________________________
Description of Trust or other Fiduciary Entity, including Date of Deed/Will
______________________________________________________________
and Name of Settlor/Testator (if different from “Client's Name”)
All correspondence will be sent to Client at the address listed below unless Custodian (as defined below) is otherwise advised.
2. ADDRESS.

Two Bethesda Metro Center, 14th Floor
Street or P.O. Box Number

Bethesda MD 20853

b. For corporations, partnerships and other entities:  Client has furnished the
Custodian with copies of each of the following:
(i)  Appendix I, identifying and containing signatures of Client's officers and/
or other persons authorized to sign written instructions or issue oral instructions, and
(ii) Resolution of the Board of Directors, Trustees or Managing Officers of
Client authorizing the appointment of the Custodian for the Assets, which resolution has not been amended, superseded, revoked or withdrawn.
c. For fiduciary entities:  If the fiduciary entity has more than one fiduciary, for withdrawal, approval, revocation or other instructions: [check one]
☐ under the fiduciary document or court order, only one is signature required.
☐ signatures of more than one fiduciary are required. (Complete Appendix I.)

City State Zip
Attention: Cydonii Fairfax, Esq.

Citizenship: ☒ U.S. Citizen ☐ Resident Alien Montgomery County
                                                                              County of Residence or Situs
(301) 951-6122 __________ (_____)__________________________
Daytime Phone Evening Phone

7. AUTOMATED CASH INVESTMENT.
Pursuant to Section 9.a. below, select one of the following money market mutual funds:
☒ BlackRock Liquidity Funds, Temp Fund
☐  BlackRock Funds U.S. Treasury Money Market Portfolio
☐  BlackRock Funds Municipal Money Market Portfolio
☐  BlackRock Funds New Jersey Municipal Money Market Portfolio
☐  BlackRock Funds North Carolina Municipal Money Market Portfolio
☐  BlackRock Funds Ohio Municipal Money Market Portfolio
☐  BlackRock Funds Pennsylvania Municipal Money Market Portfolio
☐  BlackRock Funds Virginia Municipal Money Market Portfolio

The undersigned person(s) ("Client") acknowledges that Client has read the Amended and Restated Custody Agreement (the "Agreement") set forth above and below and together with PNC Bank, National Association (the "Custodian") adopts and agrees to be bound by the Agreement. CLIENT UNDERSTANDS THAT THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE CLIENT'S SIGNATURE TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

PNC BANK, NATIONAL ASSOCIATION		AMERICAN CAPITAL STRATEGIES, LTD.

By:		/s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive VP & General Counsel
Date:	December 18, 2007

8. APPOINTMENT AND DUTIES OF CUSTODIAN.
a. Client appoints the Custodian to take custody of certain securities, cash or other property (including security certificates and other negotiable and non-negotiable instruments in certificate or uncertificated form, securities entitlements, instruments and other assets), delivered to and received by the Custodian (herein called “Assets”) and to place the Assets in one account at the direction of the Client (an “Account”).
b. Client directs Custodian to:
(i) Assume custody of the Assets or place the Assets in the custody of a sub-custodian or a national registered securities depository, and pay or deliver to Client any Assets upon Client's instruction. The Custodian will promptly forward all notices received from any such national registered securities depository to the Client.
(ii) Effect and make settlement of purchases, sales and exchanges upon instruction by Client or person(s) authorized in writing by Client on Appendix I hereto as may be amended from time to time or in another written form acceptable to Custodian (“Authorized Person”); take appropriate action with respect to tenders; record on the Account’s records the purchase and sale of, pledge collateral or issue escrow receipts with respect to, options, futures contracts, options on futures contracts and other derivative securities; exercise any rights and options provisions of the Assets solely upon instruction by Client or Client’s Authorized Person; and facilitate any securities lending arrangement with the Custodian to which Client has become a party. The Custodian will notify Client of calls, repayment option provisions, tenders, exchanges and rights offerings if it has received timely notice, by registered or certified mail, as holder of record, or if such notice appears in services listing such matters which are widely utilized in national financial markets. Client understands that when Custodian is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. The Custodian will not provide investment advice or supervision for the Assets or determine the suitability of any transaction.
(iii) Receive the proceeds from any Assets which are sold and collect amounts due upon any Assets which mature or which the Custodian determines are being called or redeemed when timely notice thereof appears in services listing such matters which are widely utilized in national financial markets. Funds received or collected will be retained in accordance with the terms of this Agreement subject to the specific directions of Client.
(iv) Collect income from the Assets.
(v) Keep proper records of all transactions in the Assets and furnish Client with monthly itemized statements of all receipts and disbursements during the period and a listing of Assets held at the end of such period. Client shall assume the responsibility for reconciling such statements with the good faith assistance of the Custodian.
(vi) Register Assets in the nominee name of the Custodian, the Custodian's sub-custodian or a national registered securities depository.
(vii) Vote all proxies as instructed by Client. Client specifically acknowledges that Client understands that this provision may involve the Custodian's voting shares of The PNC Financial Services Group, Inc. stock and shares of mutual funds that pay fees to the Custodian or its affiliates and that, in voting such shares, the Custodian may be in a position to vote for The PNC Financial Services Group, Inc. Board of Directors or to change fees paid at the mutual fund level to itself or to an affiliate.

9. AUTOMATED CASH INVESTMENT AND OTHER INVESTMENT IN MUTUAL FUNDS AND SECURITIES.
a. Client directs the Custodian to automatically invest cash balances in Client's Account(s) in Cash Management Shares of the Money Market Portfolio of BlackRock Fundssm that Client has selected in Section 7 above, unless Client and Custodian agree in writing otherwise. Client provides this direction, notwithstanding that the Custodian and its affiliate(s), as the case may be, provide investment advisory and other services to, and receive shareholder servicing fees from, such mutual fund, and Client agrees that the Custodian and its affiliates may be separately and additionally compensated for such services.
b. Shares of BlackRock Fundssm are distributed by BlackRock Distributors, Inc. Client acknowledges that Client understands that securities available through the Custodian, including shares of BlackRock Fundssm and other mutual funds, are not backed by or guaranteed by the Custodian or its affiliates and are not bank deposits, nor are they insured by, issued by, guaranteed by or obligations of the FDIC or the Federal Reserve Board and in addition mutual fund shares are not issued by, guaranteed by or obligations of any government agency or bank. Such securities involve investment risks, including possible loss of value. An investment in money market mutual funds is neither insured nor guaranteed by the U.S. Government and there can be no assurance that such funds will be able to maintain a stable net asset value of $1.00 per share. For more complete information about mutual funds selected, including charges and expenses, refer to the prospectus. Client acknowledges (i) that Client understands the information set forth in this Section 9, and (ii) receipt and review of the prospectus for the mutual fund(s) selected.
c. Purchases of mutual fund shares and other securities will be made in accordance with the Custodian’s standard procedures in effect from time to time.

10. CLIENT INSTRUCTIONS. The Custodian will be required to act only upon instruction, prior approval or revocation (“Instruction”) received by Custodian’s employees assigned responsibility for the Client’s Account(s) (“account officer(s)”) in writing. For the purposes of this Agreement, telephone, telephone voice messaging, telex and other forms of telephonic or electronic communication, except for electronic mail from authorized signors of the Client to the Custodian’s account officer, as well as all forms of oral communication, shall not be deemed to be “in writing” or “written.” Notwithstanding this, the Custodian may, in its sole discretion, conclusively rely and act upon any form of Instruction which it believes to be genuine even if the Custodian fails to confirm receipt of such Instruction and even if Client fails to provide subsequent written confirmation. The Custodian shall promptly confirm receipt of all written instructions provided by Client. However, Client shall not be entitled to rely upon the Custodian’s receipt of any such Instruction until and unless the Client’s account officer has confirmed such receipt to Client. Client may by Instruction direct the Custodian to accept Instruction from an Authorized Person. The Custodian may conclusively rely on the most recent designation of such Authorized Persons furnished to it by Client until it receives written notification from Client to the contrary.

11. CLIENT OBLIGATIONS.
a. Client shall file all tax returns and pay all taxes due in connection with the Assets and the income therefrom, except such returns and taxes as the Custodian may be required by law to file and pay, for which the Custodian will charge separately a reasonable fee based upon the extent of the work involved.
b. Client shall furnish the Custodian with such information, authorization and documentation as the Custodian may from time to time require to enable it to carry out its obligations under this Agreement.
c. Client represents to the Custodian that Client is not executing this Agreement on behalf of an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or an Individual Retirement Account (IRA).
d. Client acknowledges that if Client is a legal entity, in order to verify Client’s identity, Custodian may require Client to provide copies of Client’s governing documents; however, Custodian assumes no responsibility and has no obligation to review the governing documents for any purpose other than to verify Client’s identity.

12. ACCOUNT STATEMENTS. Client is aware that Federal Regulations require the Custodian, without charge and within one business day of its receipt of a broker/dealer confirmation for each security transaction in Client's Account(s) to forward to Client a written notification which discloses, among other things: the Custodian's name, Client's name, the capacity (capacities) in which the Custodian is acting, the date (and time, within a reasonable period, upon written request of Client) of execution, the identity, price, number of shares or units or principal amount of debt securities purchased or sold by Client, the name of the broker/dealer, the amount of any remuneration received by such broker/dealer from Client and the amount of any remuneration received by the Custodian. Client is also aware that, under the terms of this Agreement, the Custodian will be providing to Client monthly statements that include a listing of all securities transactions, receipts and disbursements during the period, together with a current listing of the Assets held in the Account(s). Client agrees to accept such monthly statements in satisfaction of the Custodian's obligation to provide written notification as described above; provided, that upon Client’s request, the Custodian will provide to Client within a reasonable time and at no additional cost the information required by Federal Regulations. The Custodian will also provide at the end of each calendar year an annual statement for such year to assist in the Client’s preparations of financial statements. The Custodian shall not be liable with respect to the accuracy of such statements, except with respect to any such transaction that Client shall file, within 180 days after the furnishing of the statement, written objections with the Custodian. Unless Custodian receives written objection to the periodic statement within 180 days after the date shown on such statement, the Account(s) shall be deemed approved. Approval of the statement shall be final and binding on all persons who have interests in the Account(s) then or in the future.

13. COMPENSATION. The Custodian will be compensated for its services in accordance with its Standard Schedule of Fees in effect from time to time, which Client has reviewed.

14. NO VALUATION OF CERTAIN ASSETS. Notwithstanding anything in this Agreement to the contrary the Custodian shall have no obligation to determine the fair market value of such Assets.

15. LIMITATION OF LIABILITY AND INDEMNIFICATION.
a. The Custodian will not be liable for (i) any loss, damage, or liability incurred by Client unless it results directly from the Custodian's gross negligence or willful misconduct in the performance of its obligations as described by this Agreement or (ii) under any circumstances, any consequential, special or indirect losses or damages which Client may incur or suffer by or as a consequence of the Custodian's performance of, or failure to perform, the services to be provided hereunder, whether or not the likelihood of such losses or damages was known by the Custodian.
b. Client shall indemnify, defend and hold the Custodian and its officers, directors, employees, agents and representatives harmless from and against any suit, judgment, claim, demand, loss, liability, expense or interest (including legal fees and expenses) (“Losses and Expenses”) arising out of or in connection with this Agreement, excluding, however, those Losses and Expenses which are finally determined by a court of competent jurisdiction to have resulted directly from the Custodian's gross negligence or willful misconduct in the performance of its obligations as described by this Agreement. This indemnification shall survive resignation of the Custodian or the termination of this Agreement.

16. TERMINATION; PRIOR AGREEMENTS. This Agreement may be terminated by either Client or the Custodian by giving 30 days prior written notice to the other party. Upon termination, during any period of time in which Custodian continues to have custody of Assets, Custodian shall have no duties other than the safekeeping of the Assets and delivery of the Assets upon Client’s Instructions. Client shall provide Asset delivery instructions in writing. Custodian shall have the right to continue to charge fees in the amount then currently charged to the Account(s) for any post-termination period in which Assets remain in Custodian’s custody and to debit such fees from the Account(s). By executing this Agreement, the Parties hereby terminate any existing custody agreement between the Parties that covers the Assets.

17. CONFLICTS WITH TERMS OF PNC WEBSITE USER AGREEMENT. If Client has registered to use the password protected sections of the PNC Website (the “Site”) by accepting the PNC Website User Agreement (the “Website Agreement”) and the terms of the Website Agreement conflict with terms of this Agreement, to the extent permitted by applicable law, the terms of the Website Agreement shall apply to Client’s use of the Site. Notwithstanding the foregoing, any communication not occurring through the Site, and any electronic mail communications from the Custodian to Client occurring through the Site, pursuant to Client’s relationship with the Custodian under this Agreement, shall be governed and controlled by this Agreement.

18. MISCELLANEOUS. Client acknowledges that the Custodian now acts and may act in the future as investment manager and custodian to other accounts. Notwithstanding Section 5 of this Agreement, under certain circumstances, the Custodian may be required to furnish information about the Client(s), the Assets, or the Account(s) to the state or federal government, applicable regulators, or the issuers (or their representatives) of securities held in the Account(s). The Custodian shall provide Client with prompt notice of such disclosure. This Agreement shall be governed by the laws of the jurisdiction in which the Custodian accepted the Account(s). If a court determines that any provision of this Agreement is not enforceable, that provision shall be deemed to be deleted from this Agreement but the remainder of this Agreement shall remain in full force and effect. The parties intend that this Agreement shall be legally binding upon the parties, their heirs, executors, successors or assigns. This Agreement contains the entire understanding of the Parties and supersedes any other oral or written agreement between the Parties. No amendment of this Agreement shall be effective unless it is in writing and signed by the Parties. This Agreement may be executed in counterparts, each one of which will be deemed to be an original.

19. ADVANCES, OVERDRAFT COVERAGE AND LIEN. If the Custodian credits the Client’s Account(s) with respect to (i) income, dividends, distributions, coupons, option premiums, other payments and similar items on a contractual payment date or otherwise in advance of the Custodian’s actual receipt of the amount due, (ii) the proceeds of securities sales on the contractual settlement date or otherwise in advance of the Custodian’s actual receipt of the amount due, (iii) provisional crediting of any amounts due, or (iv) any estimated amounts paid in advance of the Custodian’s final determination of the actual amount due, and (x) the Custodian is unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts, (y) pursuant to standard industry practice, law or regulation, the Custodian is required to repay to a third party such amounts so credited, or (z) with respect to (iv) above, an estimated payment credited to an Account(s) exceeds the Custodian’s final determination of the actual amount due, the Custodian shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment for the Client’s Account(s), and to otherwise pursue recovery of any such amounts so credited from the Client. The Custodian is hereby authorized to sell Assets to cover any overdrafts resulting from Client’s instructions or routine costs. The Client grants to the Custodian a first priority contractual possessory security interest in and a right of set off against the Assets in the amount necessary to secure the payment to the Custodian of any amounts owed by Client to the Custodian under the terms of this Agreement. Every such right to setoff may be exercised without demand upon or notice to the Client, and such right of setoff shall be deemed to have been exercised immediately upon the occurrence of a default by the Client of its obligations hereunder without any action of the Custodian, although the Custodian may enter such setoff on its books and records at a later time.

20. CLIENT’S AUTHORIZED PERSON. Client acknowledges that Client’s Authorized Persons are not agents of the Custodian and that the Custodian is not responsible for the selection of, performance or supervision of, or liable for the default or negligence of Client’s Authorized Person. Client consents to the Custodian giving to Client’s Authorized Persons a copy of this Agreement, all statements for the Account(s) created by this Agreement and all other information that Client’s Authorized Persons requests in the performance of its services for Client.

21. INDEPENDENT AUDITOR ACCESS. The Custodian shall provide access, upon reasonable notice, during normal business hours and under the supervision of an employee of Custodian, to the Account and any other records or materials related to the Client as may be requested to the Client’s independent auditor, jointly with any Authorized Person or with a properly authorized officer or employee of the Custodian, for physical inspection from time to time. Such access may be provided without prior notification to the Client, as required by the Client’s independent auditor.
________________________________________________________________________

PNC is a registered service mark of The PNC Financial Services Group, Inc. (“PNC”). Neither PNC nor the Custodian provides legal, tax or accounting advice.

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APPENDIX I
PNC
AMENDED AND RESTATED CUSTODY AGREEMENT
(for Corporations, Partnerships, Fiduciary Entities and Other Entities)

The following named persons are officers, fiduciaries, agents or other persons (“Authorized Persons”) duly elected or appointed and authorized to sign written Instructions or issue oral Instructions on behalf of Client under this Amended and Restated Custody Agreement. The following number of signatures are required to give Instructions: 1 (insert number).

Samuel A. Flax, Executive Vice President, General Counsel and Secretary

Print Name and Title	Signature

Cydonii Fairfax, Vice President, Associate General Counsel and Assistant Secretary

Print Name and Title	Signature

Michael Sarner, Vice President

Print Name and Title	Signature

Julie Southfield, Authorized Person

Print Name and Title	Signature

Naomi Setti, Authorized Person

Print Name and Title	Signature

Angela Patterson, Authorized Person

Print Name and Title	Signature

Gail Neyland, Authorized Person

Print Name and Title	Signature

Date: December 18, 2007	American Capital Strategies, Ltd.

Name:
Title: